EXHIBIT 99.1

PRESS RELEASE

Date: April 24, 2003

CONTACTS:

           David P. Kershaw                   Charles R. Pendleton
           Executive Vice President &         Vice President
           Chief Financial Officer            Marketing Services
           315-475-4478                       315-475-6700

            Alliance Financial Reports Increase in Quarterly Earnings

SYRACUSE, NEW YORK {April 24, 2003}

Alliance Financial Corporation (Nasdaq: ALNC) announced today that net income increased by 4.2%, to $1.7 million, for the quarter ended March 31, 2003 when compared to the same period in 2002. The Company also reported that earnings per share on a fully diluted basis increased 2.1%, to $0.48 per share for the comparable periods.

"We are pleased that we have been able to sustain our growth within this most challenging economic environment," stated Jack H. Webb, Chairman and CEO of Alliance Financial Corporation. "With increases during the quarter in loans, deposits, and earnings, we are positioned well to meet or exceed our expectations for 2003".

The Company's net interest income for the first quarter of 2003 improved by 5.4% to $6.9 million compared to the quarter ended March 31, 2002, as strong growth in earning assets generated the revenue growth. Average earning assets increased by $60.8 million, or 9.2%, to $724.8 million when compared to average earning assets of $664 million as of March 31, 2002. Asset growth over the past year has been well balanced between the loan and investment portfolio. The net interest margin of 4.03% for the quarter ended March 31, 2003, declined 13 basis points compared to the 4.16% net interest margin reported for the quarter ended March 31, 2002. The decline in the margin is the result of a decline in the yield on average earning assets that was greater than the decline in the average rate paid on interest bearing liabilities for the comparable period. The yield on average earning assets for the periods declined 52 basis points while the average rate paid on interest bearing liabilities fell 45 basis points.

The Company increased its provision for loan loss expense in the first quarter of 2003, expensing $953 thousand, compared to $561 thousand in the first quarter of 2002. The increase in the provision expense was related to both growth in loans and the downgrade in the risk rating of a commercial loan relationship during the quarter. For the quarter ended March 31, 2003, net loans charged off as a percentage of average annualized loans declined to 0.28%, from 0.41% for the quarter ended March 31, 2002. As a result of the increase in the provision expense and lower loan losses during the quarter, the allowance for loan losses increased $667 thousand during the first quarter, to $5.7 million at March 31, 2003.

Noninterest income for the quarter ended March 31, 2003, excluding gains on the sale of securities, increased 12.7% when compared to the quarter ended March 31, 2002. The growth in the company's noninterest income was attributable to increased income from mortgage banking operations, service charge on deposits, and other recurring fee income. Noninterest income for the quarter also included gains on the sale of investment securities in the amount of $368 thousand, compared to $132 thousand reported during the first quarter of 2002. Total noninterest income increased 26.7% for the comparable periods.

Noninterest expense for the first quarter of 2003 increased 4.3% when compared to the quarter ended March 31, 2002. This increase was associated with higher salary costs, and increased occupancy and equipment expenses.

As of March 31, 2003, total assets were $779.1 million, increasing $54.3 million, or 7.5%, compared to March 31, 2002. For the comparable periods, gross loans were up $35.5 million, or 9.1%, with strong growth in the indirect auto loan and consumer loan portfolios, increasing 24% and 10%, respectively. Gross loans at March 31, 2003 were $423.6 million. Investment securities increased $14.5 million, or 5%, to $311.2 million at March 31, 2003, when compared to March 31, 2002. At the end of the first quarter of 2003, deposits grew by 8%, to $565.5 million, an increase of $43.5 million when compared to the end of the first quarter of 2002. Borrowings in the amount of $141.3 million at March 31, 2003 declined $2.1 million when compared to first quarter 2002.

Shareholders equity at March 31, 2003 was $62.8 million, or 8.1% of assets, and increased $9.7 million, or 18%, compared to the end of the 2002 first quarter. For the comparable periods, $5.2 million of the increase in shareholder's equity was attributable to an increase in the after-tax value of the Company's available for sale investment securities. The Company's annualized return on average equity for the current quarter was 10.68% compared to 11.84% for the quarter ended March 31, 2002. During the first quarter of 2003, the Company increased its regular quarterly dividend from $0.20 to $0.21 per share. Payment of the regular quarterly dividend was made on April 10, 2003.

Alliance Financial Corporation is an independent bank holding company with one subsidiary, Alliance Bank, N.A., which provides banking, commercial leasing, trust and investment services through 18 community branch locations in Central New York.

--------------------------------------------------------------------------------

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) an increase in competitive pressure in the banking industry; (2) changes in the interest rate environment reduce margins; (3) changes in the regulatory environment; (4) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (5) changes in business conditions and inflation; and (6) changes in the securities markets; (7) changes occur in technology used in the banking business; (8) the new Syracuse area branches do not attract the expected loan and deposit customers; (9) the ability to maintain and increase market share and control expenses; and (10) other factors detailed from time to time in the Company's SEC filings.

                         ALLIANCE FINANCIAL CORPORATION
                       Consolidated Financial Information
                                ($ in thousands)
                                    Unaudited

                                                                                 Period Ended
                                                           March 31, 2003      December 31, 2002     March 31, 2002
                                                           --------------      -----------------     --------------
Balance Sheet

 Cash and Due From Banks                                      $  21,067             $  21,474             $  16,839
 Federal Funds Sold                                                  --                    --                    --
 Securities Held-to-Maturity                                      5,449                 6,188                 6,845
 Securities Available-for-Sale                                  305,772               308,806               289,849
--------------------------------------------------------------------------------------------------------------------
  Total Securities                                              311,221               314,994               296,694

 Residential Real Estate Loans                                  154,269               153,148               147,200
 Commercial Loans                                               137,454               133,367               129,610
 Lease Loans                                                      1,246                 1,217                    --
 Indirect Loans                                                  73,361                68,811                59,331
 Other Consumer Loans                                            57,221                57,734                51,937
--------------------------------------------------------------------------------------------------------------------
  Gross Loans and Leases                                        423,551               414,277               388,078
   Less Unearned Income                                              64                    54                    72
   Less Allowance for Loan and Lease Losses                       5,686                 5,019                 4,640
--------------------------------------------------------------------------------------------------------------------
    Net Loans and Leases                                        417,801               409,204               383,366
--------------------------------------------------------------------------------------------------------------------

 Premises and Equipment, Net                                     10,181                10,280                10,366
 Accrued Interest Receivable                                      4,307                 4,159                 4,339
 Other Assets                                                    14,534                14,839                13,239
--------------------------------------------------------------------------------------------------------------------
   Total Assets                                               $ 779,111             $ 774,950             $ 724,843
====================================================================================================================

 Non-Interest Checking Accounts                                  59,184                54,113                66,251
 Interest Bearing Checking Accounts                              79,383                80,835                73,761
 Savings and MMDA Accounts                                      199,581               178,235               182,359
 Time Deposits                                                  227,393               233,470               199,698
--------------------------------------------------------------------------------------------------------------------
  Total Deposits                                                565,541               546,653               522,069

 Short-Term Borrowings                                           36,345                49,667                53,493
 Long-Term Borrowings                                           105,000               105,000                90,000
 Accrued Interest Payable                                         1,230                 1,477                 1,289
 Other Liabilities                                                8,187                 9,200                 4,909
--------------------------------------------------------------------------------------------------------------------
  Total Liabilities                                             716,303               711,997               671,760

 Common Stock                                                     3,852                 3,828                 3,816
 Surplus                                                          7,952                 7,306                 7,115
 Unamortized Value of Restricted Stock                             (539)                   --                    --
 Undivided Profits                                               54,232                53,272                50,055
 Accumulated Other Comprehensive Income                           5,231                 6,467                    17
 Treasury Stock                                                  (7,920)               (7,920)               (7,920)
--------------------------------------------------------------------------------------------------------------------
  Total Shareholders' Equity                                     62,808                62,953                53,083

--------------------------------------------------------------------------------------------------------------------
   Total Liabilities and Shareholders' Equity                 $ 779,111             $ 774,950             $ 724,843
====================================================================================================================

 Assets Under Trust Administration (Book Value)               $ 211,349             $ 214,318             $ 237,459

                         ALLIANCE FINANCIAL CORPORATION
                       Consolidated Financial Information
                                ($ in thousands)
                                    Unaudited

                                                                                      Quarterly Average
                                                                           March 31, 2003          March 31, 2002
                                                                           --------------          --------------
Balance Sheet

 Cash and Due From Banks                                                       $ 19,855                  $ 19,982
 Federal Funds Sold                                                               5,358                     3,748
 Securities Held-to-Maturity                                                      5,947                     7,074
 Securities Available-for-Sale                                                  308,412                   274,830
------------------------------------------------------------------------------------------------------------------
  Total Securities                                                              314,359                   281,904

 Residential Real Estate Loans                                                  152,943                   145,581
 Commercial Loans                                                               133,060                   127,259
 Lease Loans                                                                      1,275                        --
 Indirect Loans                                                                  70,936                    57,653
 Other Consumer Loans                                                            57,623                    51,647
------------------------------------------------------------------------------------------------------------------
  Gross Loans and Leases                                                        415,837                   382,140
   Less Unearned Income                                                              60                        87
   Less Allowance for Loan and Lease Losses                                       5,188                     4,594
------------------------------------------------------------------------------------------------------------------
    Net Loans and Leases                                                        410,589                   377,459
------------------------------------------------------------------------------------------------------------------

 Premises and Equipment, Net                                                     10,282                    10,498
 Accrued Interest Receivable                                                      3,725                     3,532
 Other Assets                                                                    14,894                    13,205
------------------------------------------------------------------------------------------------------------------
   Total Assets                                                               $ 779,062                 $ 710,328
==================================================================================================================

 Non-Interest Checking Accounts                                                  56,515                    54,244
 Interest Bearing Checking Accounts                                              82,408                    77,783
 Savings and MMDA Accounts                                                      189,940                   176,426
 Time Deposits                                                                  232,703                   200,460
------------------------------------------------------------------------------------------------------------------
  Total Deposits                                                                561,566                   508,913

 Borrowings                                                                     144,621                   139,469
 Other Liabilities                                                                9,550                     7,157
------------------------------------------------------------------------------------------------------------------
  Total Liabilities                                                             715,737                   655,539

 Common Stock                                                                     3,841                     3,815
 Surplus                                                                          7,661                     7,112
 Unamortized Value of Restricted Stock                                             (312)                       --
 Undivided Profits                                                               53,690                    49,481
 Accumulated Other Comprehensive Income                                           6,365                     2,248
 Treasury Stock                                                                  (7,920)                   (7,867)
------------------------------------------------------------------------------------------------------------------
  Total Shareholders' Equity                                                     63,325                    54,789

------------------------------------------------------------------------------------------------------------------
   Total Liabilities and Shareholders' Equity                                 $ 779,062                 $ 710,328
==================================================================================================================

                         ALLIANCE FINANCIAL CORPORATION
                       Consolidated Financial Information
                                ($ in thousands)
                                    Unaudited

                                                                          Three months ended March 31,
                                                                           2003                   2002
                                                                        ----------             ----------
Income Statement

 Interest Income                                                        $   10,446             $   10,455
 Interest Expense                                                            3,515                  3,876
---------------------------------------------------------------------------------------------------------
   Net Interest Income                                                       6,931                  6,579
 Provision for Loan and Lease Losses                                           953                    561
---------------------------------------------------------------------------------------------------------
   Net Interest Income After Provision for Loan and Lease Losses             5,978                  6,018

 Trust & Brokerage Income                                                      290                    365
 Service Charges on Deposit Accounts                                           582                    544
  Investment Securities Gains                                                  368                    132
  Gain on the Sale of Loans                                                     59                     34
  Bank Owned Life Insurance                                                    116                    119
  Other Operating Income                                                       576                    378
---------------------------------------------------------------------------------------------------------
   Total Other Income                                                        1,991                  1,572

 Salaries and Employee Benefits                                              3,242                  3,047
 Occupancy Expense                                                             925                    862
 Other Operating Expense                                                     1,502                  1,524
---------------------------------------------------------------------------------------------------------
   Total Other Expense                                                       5,669                  5,433

 Net Income Before Taxes                                                     2,300                  2,157
 Provision for Income Taxes                                                    610                    535
---------------------------------------------------------------------------------------------------------
   Net Income                                                           $    1,690             $    1,622
=========================================================================================================

Share and Per Share Data

 Period Ending Shares Outstanding                                        3,478,128              3,442,338
 Basic Average Shares Outstanding                                        3,467,528              3,444,559
 Diluted Average Shares Outstanding                                      3,551,225              3,471,306

 Basic Earnings Per Share                                               $     0.49             $     0.47
 Diluted Earniings Per Share                                            $     0.48             $     0.47
 Cash Dividends Declared                                                $     0.21             $     0.19
 Book Value                                                             $    18.06             $    15.42

                         ALLIANCE FINANCIAL CORPORATION
                       Consolidated Financial Information
                                ($ in thousands)
                                    Unaudited

                                                                                         Three months ended March 31,
                                                                                         2003                 2002
                                                                                       ---------            ---------
Key Ratios

 Leverage Ratio                                                                             7.39%                7.53%

 Return on Average Assets                                                                   0.87%                0.91%
 Return on Average Equity                                                                  10.68%               11.84%
 Net Interest Margin (Tax Equivalent)                                                       4.03%                4.16%
 Efficiency Ratio                                                                          63.54%               66.65%

 Net Loans Charged-off to Average Loans and Leases, Annualized                              0.28%                0.41%
 Provision for Loan and Lease Losses to Average Loans and Leases, Annualized                0.92%                0.59%
 Allowance for Loan and Lease Losses to Period-end Loans and Leases                         1.34%                1.20%
 Allowance for Loan and Lease Losses to Nonperforming Loans and Leases                    101.29%              309.32%
 Nonperforming Loans and Leases to Period-end Loans and Leases                              1.33%                0.39%
 Nonperforming Assets to Period-end Assets                                                  0.73%                0.26%

Allowance for Loan Losses

 Allowance for Loan Losses, Beginning of Period                                        $   5,019            $   4,478

 Loans Charged-off                                                                          (387)                (492)
 Recoveries of Loans Previously Charged-off                                                  101                   93
---------------------------------------------------------------------------------------------------------------------
   Net Loans Charged-off                                                                    (286)                (399)
---------------------------------------------------------------------------------------------------------------------

 Provision for Loan Losses                                                                   953                  561
---------------------------------------------------------------------------------------------------------------------
   Allowance for Loan Losses, End of Period                                            $   5,686            $   4,640
=====================================================================================================================